Exhibit 8.1

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

www.kirkland.com

September 16, 2011

Ally Wholesale Enterprises LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

        Re: Federal Income Tax Consequences

We are issuing this opinion letter in our capacity as special counsel to Ally Bank, Ally Wholesale Enterprises LLC (the “Depositor”) and Ally Financial Inc. (formerly GMAC Inc.) (“Ally Financial“) in connection with the issuance of $250,000,000 Class A-1 Floating Rate Asset Backed Notes, Series 2011-4 (the “Class A-1 Notes”), $250,000,000 Class A-2 Fixed Rate Asset Backed Notes, Series 2011-4 (the “Class A-2 Notes” and, together with the Class A-1 Notes, the “Class A Notes,” or the “Offered Notes”), $24,648,000 Class B Floating Rate Asset Backed Notes, Series 2011-4 (the “Class B Notes”), $38,732,000 Class C Floating Rate Asset Backed Notes, Series 2011-4 (the “Class C Notes”), $28,169,000 Class D Floating Rate Asset Backed Notes, Series 2011-4 (the “Class D Notes”), and $112,676,352 Class E Asset Backed Equity Notes, Series 2011-4 (the “Class E Notes, and collectively with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”), by Ally Master Owner Trust, a Delaware statutory trust (the “Master Owner Trust”) formed by the Depositor pursuant to the Trust Agreement (the “Trust Agreement”), dated as of February 12, 2010, among the Depositor, HSBC Bank USA, National Association, as owner trustee, and HSBC Trust Company (Delaware), National Association, as Delaware trustee. The Notes will be issued pursuant to the Series 2011-4 Indenture Supplement (the “Series 2011-4 Indenture Supplement”), to be dated as of the Issuance Date (as defined below), between the Master Owner Trust and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”) to an indenture (the “Indenture”), dated as of February 12, 2010, between the Master Owner Trust and the Indenture Trustee.

The Master Owner Trust intends to issue the Notes on or about September 21, 2011 (the “Issuance Date”).

        We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the opinion hereinafter stated, we have examined:

Chicago     Hong Kong     London     Los Angeles     Munich     Palo Alto     San Francisco     Shanghai     Washington, D.C.

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September 16, 2011

(i) a copy of the registration statement originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-167044) on May 24, 2010, as amended by Pre-Effective Amendment No. 1 on July 9, 2010, by Pre-Effective Amendment No. 2 on July 29, 2010, and by Pre-Effective Amendment No. 3 on August 10, 2010, with respect to asset-backed notes, including the Offered Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the Prospectus Supplement relating to the Offered Notes dated September 14, 2011 (the “Prospectus Supplement”) and the related Prospectus dated September 12, 2011 (the “Base Prospectus”), to be filed with the Commission pursuant to Rule 424(b) under the Act;

(iii) a copy of the Trust Agreement;

(iv) a copy of the Trust Sale and Servicing Agreement, dated as of February 12, 2010, among Ally Bank, the Depositor, Ally Financial Inc. (formerly GMAC Inc.), as Servicer (in such capacity, the “Servicer”) and Custodian, and the Master Owner Trust;

(v) a copy of the Pooling and Servicing Agreement, dated as of February 12, 2010, among Ally Bank, the Servicer and the Depositor;

(vi) a copy of the Administration Agreement, dated as of February 12, 2010, among Ally Financial Inc. (formerly GMAC Inc.), as Administrator, the Master Owner Trust and the Indenture Trustee;

(vii) a copy of the Custodian Agreement, dated as of February 12, 2010, among Ally Financial Inc. (formerly GMAC Inc.), as Custodian, the Depositor and the Master Owner Trust;

(viii) a copy of the Back-up Servicing Agreement, dated as of February 12, 2010, among Ally Bank, the Servicer, the Depositor, the Master Owner Trust and Wells Fargo Bank, National Association, as Back-up Servicer;

(ix) a copy of the Indenture;

(x) a form of the Series 2011-4 Indenture Supplement; and

(xi) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, documents (iii) — (x) are referred to herein as the “Transaction Documents”).

Ally Wholesale Enterprises

September 16, 2011

In arriving at the opinion expressed below, we have examined and relied, to the extent we deem proper, on the Transaction Documents. We have also assumed, without independent verification, that the facts and representations and warranties in the Transaction Documents upon which we relied are true and correct, and that the transactions contemplated by the Transaction Documents will be consummated strictly in accordance with the terms thereof.

        The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinion, we have assumed that the Issuing Entity will be operated in accordance with the terms of the Transaction Documents.

        Based on the foregoing, to the extent that the discussions presented in the Prospectus Supplement under the captions “Summary—Tax Status” and “Material Federal Income Tax Consequences,” and in the Base Prospectus under the caption “Material Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we hereby confirm and adopt such opinion herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

        Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any Offered Notes as described in the Base Prospectus and the Prospectus Supplement or to maintain the Issuing Entity as an entity that will

Ally Wholesale Enterprises

September 16, 2011

not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

        We hereby consent to the filing of this opinion on Form 8-K in connection with the sale of the Offered Notes and to the reference to our firm in the Base Prospectus and in the Prospectus Supplement in the summary under the caption “Tax Status,” and under the captions “Material Federal Income Tax Consequences” and “Legal Opinions” in both the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP